UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 16, 2016, Omeros Corporation (“Omeros”) entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Oxford Finance LLC, as a lender and as collateral agent (“Oxford”), and East West Bank, as a lender (“EWB,” and together with Oxford in its capacity as a lender, the “Lenders”), which amended the Loan and Security Agreement, dated as of December 30, 2015, among Omeros and the Lenders (the “Loan Agreement”). Pursuant to the Amendment, among other things, (1) the Lenders agreed to fund the remaining $20.0 million contemplated by the Loan Agreement, consisting of two $10.0 million tranches (collectively, the “Additional Loans”) without requiring Omeros to satisfy the net product revenue requirements in the Loan Agreement, and (2) the final payment fee rate applicable to the Additional Loans was increased from 5.25% to 6.25% (as modified, the “Final Payment Percentage”) reflecting the accelerated draw-down of the Additional Loans. On May 18, 2016, the Lenders funded the Additional Loans and Omeros issued the Warrants (described below) to the Lenders.

Interest on the Additional Loans accrues at an annual fixed rate of 9.25%. Payments on the Additional Loans are interest only, payable monthly, in arrears, through July 1, 2017. Beginning August 1, 2017, Omeros will be obligated to make 30 monthly payments of principal and interest. All unpaid principal and accrued and unpaid interest will be due and payable on January 1, 2020 (the “Maturity Date”). Omeros is required to pay the Lenders the Final Payment Percentage with respect to the amount of the Additional Loans that is repaid (i.e., $1.25 million in aggregate), upon the earliest to occur of (1) the Maturity Date, (2) the acceleration of any amount outstanding under the Agreement or (3) the prepayment of all or a portion of the Additional Loans. Omeros may prepay all or a portion of the outstanding principal and accrued and unpaid interest on the Additional Loans at any time upon prior notice to the Lenders and the payment of a fee equal to 1.00% of the prepaid principal amount in addition to the pro rata portion of the Final Payment Percentage attributable to the prepaid principal amount.

In connection with the funding of the Additional Loans, Omeros issued to the Lenders warrants to purchase an aggregate of 100,602 shares of Omeros common stock (the “Warrants”). The Warrants are exercisable for seven years at an exercise price per share of $9.94, which was the closing price of Omeros’ common stock on May 16, 2016. The Warrants were issued to the Lenders under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Amendment and the Warrants is only a summary of their respective material terms and does not purport to be complete. Copies of the Amendment, the form of Secured Promissory Note issued to each Lender and the form of Warrant issued to each Lender are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Amendment is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Loan and Security Agreement among Omeros Corporation, Oxford Finance LLC, as collateral agent and as a lender, and East West Bank, as a lender, dated May 16, 2016

10.2	Form of Secured Promissory Note issued by Omeros Corporation to each lender (included in Exhibit 10.1)

10.3	Form of Warrant to Purchase Stock issued by Omeros Corporation to each lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: May 19, 2016	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to Loan and Security Agreement among Omeros Corporation, Oxford Finance LLC, as collateral agent and as a lender, and East West Bank, as a lender, dated May 16, 2016

10.2	Form of Secured Promissory Note issued by Omeros Corporation to each lender (included in Exhibit 10.1)

10.3	Form of Warrant to Purchase Stock issued by Omeros Corporation to each lender